For Immediate Release

Press Release

Roka Bioscience Reports First Quarter 2017 Financial Results
25% Revenue Growth from Previous Year

Warren, NJ - May 11, 2017 / PRNewswire - Roka Bioscience, Inc. (NASDAQ: ROKA), a molecular diagnostics company focused on providing advanced testing solutions for the detection of foodborne pathogens, today reported its financial results for the three months ended March 31, 2017.

First Quarter 2017 Financial Results:
Revenue for the quarter ended March 31, 2017 was $2.0 million compared with $1.6 million for the first quarter of 2016 and $1.9 million for the fourth quarter of 2016. The increase in first quarter revenue year-over-year resulted from a 26% increase in the number of pathogen detection tests sold to customers, driven by an increase in the number of Atlas® instruments placed with commercial customers. As of March 31, 2017, the Company had 54 instruments placed with customers under commercial agreements compared to 53 instruments as of December 31, 2016 and 44 instruments as of March 31, 2016.

Total operating expenses for the first quarter of 2017 were $9.3 million compared with $9.4 million in the first quarter of 2016. Net loss for the first quarter of 2017 was $7.6 million, or $1.53 per share, compared with a net loss of $8.2 million, or $4.66 per share, in the first quarter of 2016.

As of March 31, 2017, the Company had cash and cash equivalents and marketable securities of $16.2 million compared with $24.8 million at December 31, 2016.

Conference Call
Roka Bioscience will host a conference call today at 4:30 p.m. Eastern Time to discuss these results and answer questions. During the conference call, material information concerning the Company, its operations, strategies and prospects may be discussed. To listen to the conference call live, go to http://rokabio.investorroom.com/ or dial 1-888-347-1331 for domestic callers and 1-412-902-4277 for international callers. A replay of the conference call will be available after the completion of the call by dialing 1-877-344-7529 (domestic) and 1-412-317-0088 (international). The replay access code is 10106769. An online archive of the conference call will also be available at http://rokabio.investorroom.com.

About Roka Bioscience
Roka Bioscience is a molecular diagnostics company focused on developing and commercializing advanced testing solutions for the food safety testing market. Our Atlas Detection Assays incorporate our advanced molecular technologies and are performed on our “sample-in, result-out” Atlas System that automates all aspects of molecular diagnostic testing on a single, integrated platform. The Atlas System and Detection Assays are designed to provide our customers with accurate and rapid test results with reduced labor costs and improved laboratory efficiencies. For more information, visit http://rokabio.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. Any statements contained herein (including, without limitation, statements to the effect that we “believe”, “expect”, “anticipate”, “plan” and similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with the Condensed Financial Statements included in this press release and the discussion below. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward looking statements. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include those set forth in the company’s filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update any forward-looking statements, except as may be required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Investor Contact:
Roka Bioscience, Inc.
ir@rokabio.com
855-ROKABIO (855-765-2246)
Source: Roka Bioscience

Condensed Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Revenue	$2,038	$1,626
Operating expenses:
Cost of revenue	2,110	2,076
Research and development	1,364	1,987
Selling, general and administrative	4,920	4,385
Amortization of intangible assets	937	939
Total operating expenses	9,331	9,387
Loss from operations	(7,293)	(7,761)
Other income (expense):
Interest income (expense), net	(311)	(417)
Loss before income taxes	(7,604)	(8,178)
Income tax provision (benefit)	—	(2)
Net loss and comprehensive loss	$(7,604)	$(8,176)
Net Loss per Common Share:
Basic and diluted	$(1.53)	$(4.66)
Weighted average common shares outstanding used in computing net loss per common share:
Basic and diluted	4,985,522	1,752,642

Condensed Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,253	$8,832
Short-term marketable securities	14,978	16,001
Trade accounts receivable, net of $0 allowance for doubtful accounts	1,016	930
Inventories	4,057	3,739
Prepaid expenses and other current assets	2,023	2,339
Total current assets	23,327	31,841
Property and equipment, net	7,372	7,805
Intangible assets, net	17,714	18,651
Other assets	264	264
Total assets	$48,677	$58,561
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$758	$1,325
Short-term deferred payments	7,369	1,922
Notes payable, current	4,994	5,973
Accrued expenses and other short-term liabilities	1,827	2,572
Total current liabilities	14,948	11,792
Deferred payments	3,932	9,620
Other long-term liabilities	251	267
Total liabilities	19,131	21,679
Stockholders' Equity:
Total Stockholders' Equity	29,546	36,882
Total liabilities and stockholders' equity	$48,677	$58,561

Note: In April 2017, the Company determined that the receivable and liability related to its litigation settlement was extinguished in December 2016. The December 31, 2016 balance sheet has been updated to reflect this adjustment.